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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
STEWART & STEVENSON SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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STEWART & STEVENSON SERVICES, INC.
2707 NORTH LOOP WEST
P.O. BOX 1637
HOUSTON, TEXAS 77251-1637

SUPPLEMENT TO PROXY STATEMENT

NEW PER SHARE PRICE OF $36.50 OFFERED THROUGH MAY 25, 2006

DATE OF RECONVENED SHAREHOLDER MEETING: MAY 25, 2006

AMENDMENT TO AGREEMENT AND PLAN OF MERGER WITH ARMOR HOLDINGS
YOUR VOTE IS VERY IMPORTANT

        May 15, 2006

Dear Shareholder:

        On or about April 7, 2006, we mailed to you a definitive proxy statement relating to a special meeting of shareholders of Stewart & Stevenson Services, Inc. to be held on May 9, 2006 for the purpose of voting on the approval and adoption of the Agreement and Plan of Merger, dated as of February 27, 2006, among Stewart & Stevenson Services, Inc., Armor Holdings, Inc. and Santana Acquisition Corp., and the merger contemplated by the merger agreement. Under the merger agreement, Santana Acquisition Corp., a wholly owned subsidiary corporation of Armor Holdings, Inc., will be merged with and into Stewart & Stevenson Services, Inc., with Stewart & Stevenson Services, Inc. being the surviving corporation.

        The special meeting to act on the merger proposal was convened on May 9, 2006 and adjourned until May 16, 2006 to allow for the solicitation of additional proxies in favor of the approval and adoption of the merger agreement and the merger.

        On May 14, 2006, the parties to the merger agreement amended the original merger agreement to provide for an increase of $1.50 in cash per share over the $35.00 in cash per share provided for in the original merger agreement, such that upon completion of the merger, each issued and outstanding share of our common stock will be converted into the right to receive $36.50 in cash, without interest, unless the shareholder chooses to be a dissenting shareholder and exercises and perfects appraisal rights under Texas law; provided, however, that if the merger proposal is not approved by the required vote of our shareholders entitled to vote at the special meeting to be reconvened on May 25, 2006, the price per share will revert to $35.00. If there has been no reversion in the price per share, upon completion of the merger, in exchange for the execution and delivery of an option cancellation agreement, each outstanding option to purchase our common stock will be canceled in exchange for (1) the excess, if any, of $36.50 over the per share exercise price of the option multiplied by (2) the number of shares of common stock subject to the option, net of any applicable withholding taxes and without interest. No other amendments were made to the original merger agreement previously submitted to our shareholders. The original merger agreement as so amended is referred to as the amended merger agreement. The amendment to the merger agreement is attached to the accompanying proxy supplement as Appendix A.

        Our Board of Directors unanimously recommends that you vote FOR the approval and adoption of the amended merger agreement and the merger. Our Board of Directors also unanimously recommends that you vote FOR the approval of any proposal to postpone or adjourn the special meeting to a later date to solicit additional proxies in favor of the approval and adoption of the amended merger agreement and the merger if there are not sufficient votes for approval and adoption of the merger agreement and the merger at the special meeting. Whether or not you plan to attend the special meeting, please vote as soon as possible so that your shares are represented at the meeting. If you do not vote, it will have the same effect as voting against the merger.

        The original and adjourned special meeting will be reconvened on May 16, 2006 and immediately adjourned again until 9:00 a.m., Houston time, on May 25, 2006 to allow shareholders to consider the increased share price and other information which updates the information in the definitive proxy statement. At that time, the meeting will resume at the Fulbright Tower, 1301 McKinney, Houston, Texas 77010.

        The record date for the special meeting has not changed. Only holders of record of our common stock at the close of business on April 5, 2006 are entitled to vote at the adjourned special meeting. The accompanying proxy supplement contains additional information about us, Armor Holdings and the amended merger agreement. We urge you to read this document, including the appendices, carefully and in its entirety. We also urge you, if you have not done so already, to read the definitive proxy statement previously sent to you, carefully and in its entirety.

        Your vote is very important. The merger cannot be completed unless the amended merger agreement and the merger are approved and adopted by the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote. For your convenience, we have enclosed a proxy card with the accompanying proxy supplement. If you have already delivered a properly executed proxy, you do not need to do anything unless you wish to change your vote. If you have not previously voted or if you wish to revoke or change your vote, please complete, date, sign and return the enclosed proxy card. Your cooperation in voting your shares will be greatly appreciated.

        On behalf of our Board of Directors, I thank you for your continued support and your consideration of this matter.

Sincerely,

Max L. Lukens Chief Executive Officer and President

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

        This proxy supplement is dated May 15, 2006 and is first being mailed to our shareholders on or about May 15, 2006.

TABLE OF CONTENTS

INTRODUCTION
UPDATE TO THE SUMMARY TERM SHEET
UPDATE TO THE QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
AMENDMENT TO THE MERGER AGREEMENT
UPDATE TO THE SPECIAL MEETING
RECENT DEVELOPMENTS
REGULATORY APPROVALS
LEGAL PROCEEDINGS
UPDATE TO SPECIAL FACTORS
BACKGROUND OF THE MERGER
RECOMMENDATION OF OUR BOARD OF DIRECTORS
OPINION OF OUR BOARD'S FINANCIAL ADVISOR
INTERESTS OF SPECIFIC PERSONS IN THE MERGER
MARKET PRICE AND DIVIDEND INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION
WHERE YOU CAN FIND MORE INFORMATION
ADDITIONAL INFORMATION
LIST OF APPENDICES
APPENDIX A—AMENDMENT TO AGREEMENT AND PLAN OF MERGER
APPENDIX B—OPINION OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

INTRODUCTION

        The information provided in the definitive proxy statement dated April 6, 2006, which we refer to in this proxy supplement as the definitive proxy statement, previously mailed to our shareholders on or about April 7, 2006, continues to apply, except as described in this proxy supplement. To the extent information in this proxy supplement differs from, updates or conflicts with information contained in the definitive proxy statement, the information in this proxy supplement is the more current information. If you need another copy of the definitive proxy statement, please call our proxy solicitor, MacKenzie Partners, Inc., at 800-322-2885 (toll-free). The definitive proxy statement may also be found on the Internet at http://www.sec.gov. See "Where You Can Find More Information" beginning on page S-17 of this proxy supplement. In this proxy supplement, the terms "we," "us" and "our" refer to Stewart & Stevenson Services, Inc.

UPDATE TO THE SUMMARY TERM SHEET

        This updated summary term sheet, together with the following updated question and answer section, highlights important information discussed in more detail elsewhere in this proxy supplement and in the definitive proxy statement. This updated summary term sheet does not contain all of the information you should consider before voting on the amended merger agreement and the merger. To understand the merger more fully, you are urged to read carefully this entire proxy supplement and all of its appendices, including the amendment to the merger agreement, a copy of which is attached as Appendix A to this proxy supplement, the definitive proxy statement and all of its appendices and all information incorporated by reference before voting on whether to approve the amended merger agreement and the merger. The amended merger agreement is the legal document that governs the merger.

Amendment to Merger Agreement

  •
  On May 14, 2006, the parties to the merger agreement amended the original merger agreement to provide for an increase of $1.50 per share over the $35.00 price provided for in the original merger agreement, such that upon completion of the merger, each issued and outstanding share of our common stock will be converted into the right to receive $36.50 in cash, without interest, unless the shareholder chooses to be a dissenting shareholder and exercises and perfects appraisal rights under Texas law; provided, however, that if the merger proposal is not approved by the required vote of our shareholders entitled to vote at the special meeting to be reconvened on May 25, 2006, the price per share will revert to $35.00. If there has been no reversion in the price per share, upon completion of the merger, in exchange for the execution and delivery of an option cancellation agreement, each outstanding option to purchase our common stock will be canceled in exchange for (1) the excess, if any, of $36.50 over the per share exercise price of the option multiplied by (2) the number of shares of common stock subject to the option, net of any applicable withholding taxes and without interest. No other amendments were made to the original merger agreement.

Shareholder Vote Required to Approve the Merger

  •
  You are being asked to consider and vote upon a proposal to approve and adopt the amended merger agreement and the merger contemplated by the amended merger agreement. Approval and adoption of the amended merger agreement and the merger require the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote. Abstentions and broker non-votes will have the effect of a vote against the merger. On the record date, there were 29,495,398 shares of our common stock outstanding and entitled to be voted at the special meeting. See "Update to The Special Meeting" beginning on page S-6.

Recommendation of Our Board of Directors

  •
  On May 14, 2006, our Board of Directors unanimously approved the amended merger agreement and the merger. Our Board of Directors has determined that the terms of the amended merger agreement and the proposed merger are fair to and in the best interests of our shareholders. For information as to the reasons for our Board of Directors reaching such conclusion, see "Update to Special Factors—Recommendation of the Board of Directors" beginning on page S-10. Our Board of Directors has approved the amended merger agreement and the merger and unanimously recommends that you vote FOR the approval and adoption of the amended merger agreement and the merger and FOR the approval of any proposal to postpone or adjourn the special meeting to a later date to solicit additional proxies in favor of the approval and adoption of the amended merger agreement and the merger if there are not sufficient votes for approval and adoption of the amended merger agreement and the merger at the special meeting.

Opinion of Our Board's Financial Advisor

  •
  Our Board of Directors engaged Merrill Lynch, Pierce, Fenner & Smith Incorporated, or Merrill Lynch, to assist it in connection with its evaluation of the proposed merger and to render an opinion as to whether the consideration to be received by the holders of our common stock pursuant to the merger was fair from a financial point of view to such holders. On May 14, 2006, Merrill Lynch delivered its opinion to our Board of Directors to the effect that, as of that date and based upon the assumptions made, matters considered and limits of review set forth in its opinion, the consideration of $35.00 in cash per share of our common stock pursuant to the merger was fair from a financial point of view to the holders of our common stock. A copy of Merrill Lynch's opinion dated May 14, 2006, which sets forth the assumptions made, matters considered and limits on the scope of review undertaken by Merrill Lynch, is attached to this proxy supplement as Appendix B. Each holder of our common stock is encouraged to read Merrill Lynch's opinion in its entirety. Merrill Lynch's opinion was intended for the use and benefit of our Board of Directors, does not address the merits of the underlying decision by us to engage in the merger and does not constitute a recommendation to any shareholder as to how that shareholder should vote on the merger or any related matter. See "Update to Special Factors—Opinion of Our Board's Financial Advisor" beginning on page S-10.

Interests of Specific Persons in the Merger

  •
  Some of our executive officers and directors may have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. See "Update to Special Factors—Interests of Specific Persons in the Merger" beginning on page S-15.

UPDATE TO THE QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following section provides brief answers to some of the more likely questions raised in connection with the amendment to the merger agreement, the adjourned special meeting and the merger. This section is not intended to contain all of the information that is important to you. You are urged to read the entire proxy supplement and definitive proxy statement carefully, including the information incorporated by reference and the appendices.

Q: Why Are You Sending Me This Supplement To The Definitive Proxy Statement?

A:
We are sending you this proxy supplement because on May 14, 2006, we, Armor Holdings and Acquisition Corp. amended the original merger agreement. Pursuant to the amendment, the consideration payable to holders of our common stock upon completion of the merger was increased from the $35.00 in cash per share provided in the original merger agreement to $36.50 in cash per share; provided, however, if the merger proposal is not approved by the required vote of our shareholders entitled to vote at the special meeting to be reconvened on May 25, 2006, the price per share will revert to $35.00. This proxy supplement provides information with respect to the amended merger agreement and updates the definitive proxy statement that was previously mailed to you.

Q: What Should I Do If I Already Voted Using The Proxy Card You Sent Me Earlier?

A:
First, carefully read this proxy supplement and the definitive proxy statement, including the information incorporated by reference and the appendices. If you want to change your vote, you need to submit a new proxy card or attend the meeting in person. Otherwise, you will be considered to have voted on the amended merger agreement as indicated in the proxy card you sent earlier and the proxies identified in the proxy card you sent earlier will vote your shares as indicated in that previously submitted proxy card. If you are a registered holder and you have not already delivered a properly executed proxy, or wish to change your vote, please complete, sign and date the enclosed proxy card and return it in the accompanying prepaid envelope to ensure that your shares will be represented at the special meeting. If your shares are held in "street name" by your broker, and you have not already delivered a properly executed proxy, or wish to change your vote, please refer to your voting card or other information forwarded by your broker, bank or other holder of record to determine whether you may vote by telephone or on the Internet and follow the instructions on the card or other information provided by the record holder.

Q: When and Where Is the Special Meeting?

A:
As described in the definitive proxy statement, the special meeting of our shareholders was originally scheduled for May 9, 2006. The special meeting was convened on May 9, 2006 and adjourned until May 16, 2006 to allow for the solicitation of additional proxies in favor of the approval and adoption of the merger agreement and the merger. The adjourned special meeting will be reconvened on May 16, 2006 and immediately adjourned until 9:00 a.m., Houston time, on May 25, 2006 to allow shareholders to consider the increased price and amended merger agreement. At that time, the meeting will resume at the Fulbright Tower, 1301 McKinney, Houston, Texas 77010.

Q: Who Can Vote at the Special Meeting?

A:
The record date for the special meeting has not changed. You can vote at the special meeting if you owned shares of our common stock at the close of business on April 5, 2006, the record date.

  As of the close of business on that day, 29,495,398 shares of our common stock were outstanding. See "The Special Meeting" beginning on page 4 of the definitive proxy statement.

Q: How Many Votes Are Required to Approve the Merger Proposal?

A:
The affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote is required to approve and adopt the merger agreement and the merger. As of the close of business on April 5, 2006, the record date, there were 29,495,398 shares of our common stock outstanding.

Q: How Many Votes Do I Have?

A:
You have one vote for each share of our common stock you owned at the close of business on April 5, 2006, the record date for the special meeting.

Q: If My Broker Holds My Shares in "Street" Name, Will My Broker Vote My Shares for Me?

A:
Your broker cannot vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedures provided by your broker. See "The Special Meeting" beginning on page 4 of the definitive proxy statement.

Q: What If I Fail to Instruct My Broker?

A:
Without instructions, your broker will not vote any of your shares held in "street" name. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be deemed votes cast and will have the same effect as a vote against the merger proposal.

Q: What Happens If I Do Not Vote?

A:
Because the vote required is based on the total number of shares of our common stock outstanding on the record date, and not just of the shares that are voted, if you do not vote, it will have the same effect as a vote against the merger proposal. If the merger is completed, whether or not you vote for the merger proposal, you will be paid the merger consideration for your shares of our common stock upon completion of the merger, unless you properly exercise your appraisal rights as described in "Appraisal Rights" beginning on page 31 of the definitive proxy statement. See "The Special Meeting" beginning on page 4 of the definitive proxy statement.

Q: Can I Change My Vote After I Have Mailed in My Proxy Card?

A:
Yes. You can change your vote at any time before we vote your proxy at the special meeting. You can do so in one of three ways. First, you can file with our Secretary at our executive offices located at 2707 North Loop West, P. O. Box 1637, Houston, Texas 77251-1637, a written notice of revocation or a duly executed proxy bearing a later date. Second, you can complete a new proxy card (one is included with this proxy supplement) and send it to our Secretary at our executive offices at the address given above. Third, you can attend the special meeting and vote in person. You may also send a written notice or request for a new proxy card to the attention of our Secretary at our executive offices at the address given above. Voting by mailing in your proxy card will not prevent you from voting in person at the meeting. See "The Special Meeting" beginning on page 4 of the definitive proxy statement.

Q: Who can help answer my questions?

A:
The information provided above in the question-and-answer format is for your convenience only and is merely a summary of some of the information contained in this proxy supplement and the definitive proxy statement. You should carefully read the entire proxy supplement and the definitive proxy statement, including the information incorporated by reference and the information in the appendices. See "Where You Can Find More Information" beginning on page S-17. If you would like additional copies of this proxy supplement, without charge, or if you have questions about the merger, including the procedures for voting your shares, you should contact:

  MacKenzie Partners, Inc.
  105 Madison Avenue
  14th Floor
  New York, NY 10016
  Call Toll-Free (800) 322-2885
  Call Collect (212) 929-5500
  E-mail: proxy@mackenziepartners.com

        You may also wish to consult your own legal, tax and/or financial advisors with respect to any aspect of the merger, the amended merger agreement or other matters discussed in this proxy supplement or the definitive proxy statement.

AMENDMENT TO THE MERGER AGREEMENT

        On May 14, 2006, we, Armor Holdings and Acquisition Corp. entered into an Amendment to the Agreement and Plan of Merger, dated as of February 27, 2006, among our company, Armor Holdings and Acquisition Corp. The definitive proxy statement includes the original merger agreement as an appendix and also includes a summary of the merger agreement, beginning on page 35 of the definitive proxy statement. A copy of the amendment to the merger agreement is attached as Appendix A to this proxy supplement and is incorporated by reference into this discussion.

        The amendment to the merger agreement provides for an increase of $1.50 in cash per share over the $35.00 in cash per share provided for in the original merger agreement, such that upon completion of the merger, each issued and outstanding share of our common stock will be converted into the right to receive $36.50 in cash, without interest, unless the shareholder chooses to be a dissenting shareholder and exercises and perfects appraisal rights under Texas law; provided, however, if the merger proposal is not approved by the required vote of our shareholders entitled to vote at the special meeting to be reconvened on May 25, 2006, the price per share will revert to $35.00. If there has been no reversion in the price per share, upon completion of the merger, in exchange for the execution and delivery of an option cancellation agreement, each outstanding option to purchase our common stock will be canceled in exchange for (1) the excess, if any, of $36.50 over the per share exercise price of the option multiplied by (2) the number of shares of common stock subject to the option, net of any applicable withholding taxes and without interest.

UPDATE TO THE SPECIAL MEETING

        As described in the definitive proxy statement, the special meeting of our shareholders was scheduled for May 9, 2006. The special meeting was convened on May 9, 2006 and adjourned until May 16, 2006 to allow for the solicitation of additional proxies in favor of the approval and adoption of the merger agreement and the merger. The adjourned special meeting will be reconvened on May 16, 2006 and immediately adjourned until 9:00 a.m., Houston time, on May 25, 2006 to allow shareholders to consider the increased price and amended merger agreement. At that time, the meeting will resume at the Fulbright Tower, 1301 McKinney, Houston, Texas 77010.

RECENT DEVELOPMENTS

Regulatory Approvals

        On April 19, 2006, the U.S. Department of Justice and the U.S. Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the proposed merger contemplated by the amended merger agreement.

Legal Proceedings

        We and six of our directors were named as defendants in a purported class action lawsuit relating to the merger (the "Original Lawsuit"). The Original Lawsuit was filed on April 11, 2006 in the Civil District Court of Harris County, Texas, by a purported shareholder of our company on behalf of all other similarly situated shareholders, and alleged, among other things, that the defendants breached their fiduciary duties to our shareholders, including by failing to disclose material information or by disclosing materially false information in our proxy materials relating to the special meeting.

        We and the individual defendants removed the Original Lawsuit to the United States District Court, Southern District of Texas ("Federal Court") on April 21, 2006, and filed a motion to dismiss the Original Lawsuit on April 24, 2006.

        On April 25, 2006, Armor Holdings filed (1) a motion to intervene in the Original Lawsuit, (2) a complaint in intervention seeking a declaration that the merger agreement prohibits us from waiving the standstill provisions in certain confidentiality agreements and an injunction against us waiving such standstill provisions and (3) a motion to dismiss the Original Lawsuit.

        Rather than responding to our motion to dismiss the class action, on April 27, 2006, the plaintiff sent a demand letter pursuant to the article of the Texas Business Corporation Act relating to derivative proceedings (the "Texas Derivative Proceeding Statute"), and filed an amended complaint in Federal Court as a derivative suit asserting similar claims as the Original Lawsuit (the "Amended Lawsuit," and together with the Original Lawsuit, the "Claim"). Our Board of Directors formed a special litigation committee to investigate the assertions made in the demand letter.

        From May 1 through May 5, we and the individual defendants and the plaintiff filed numerous motions and other pleadings relating to the Amended Lawsuit, including our filing of a motion to dismiss the Claim and the plaintiff's filing of a motion for a temporary restraining order to enjoin the special meeting. On May 8, 2006, the court dismissed the plaintiff's Claim and rendered moot the plaintiff's request for the temporary restraining order. The dismissal was granted without prejudice to the plaintiff's right to file a lawfully verified derivative complaint 90 days after the plaintiff made a proper demand under the Texas Derivative Proceeding Statute (unless the plaintiff is notified at an earlier date that the demand has been rejected).

        On May 11, 2006, our Board of Directors received a demand letter from another purported shareholder of our company pursuant to the Texas Derivative Proceeding Statute. The letter asserts similar allegations to the Claim and demanded, improperly, that our Board of Directors take certain actions prior to May 15, 2006 to remedy alleged breaches of our Board's fiduciary duties. Our Board has 90 days from the date of such demand to consider actions, if any, in respect of the demand letter.

        On May 12, 2006, Oshkosh Truck Corporation filed a lawsuit in the Civil District Court of Harris County, Texas, which names us as a defendant, alleges that we breached our fiduciary duties to our shareholders by allegedly failing to conduct a full and fair auction reasonably designed to maximize shareholder value, and seeks a declaratory judgment that certain standstill provisions in the confidentiality agreement executed between us and Oshkosh are unenforceable on the alleged bases that enforcement of such provisions would constitute a further violation of our fiduciary duties to our shareholders, violate public policy and constitute an impermissible restraint on alienation (the "Oshkosh Lawsuit"). The Oshkosh Lawsuit also seeks entry of temporary and permanent injunctions to enjoin us from enforcing the standstill provisions of the confidentiality agreement between us and Oshkosh.

        On May 15, 2006, we removed the Oshkosh Lawsuit to Federal Court, and we intend to file a third party claim against Oshkosh for breach of the confidentiality agreement. We strongly believe that the Oshkosh Lawsuit is wholly without merit. During the auction process, all of the bidders, including Oshkosh, had been allowed two months' access to our management and our confidential and proprietary information in return for an agreement that each bidder would abide by the rules of the auction and our confidentiality agreement's standstill provisions. The auction process was carefully constructed to obtain the best transaction for our shareholders. Specifically, the standstill provisions were designed to provide each bidder an opportunity, and motivate each bidder, to make its best offer during the sale process.

UPDATE TO SPECIAL FACTORS

Background of the Merger

        The definitive proxy statement describes the background of the merger up to and including April 6, 2006. The discussion below supplements that description up to and including the date of this proxy supplement. For litigation developments subsequent to the date of the definitive proxy statement, see "Recent Developments—Legal Proceedings."

        On May 9, 2006, our Board of Directors met prior to the special meeting of shareholders scheduled for the same day to discuss the results of the proxies already received concerning the proposals to be voted on at the special meeting. Our Board determined that if the requisite votes were not received in favor of the merger proposal and the requisite votes were received in favor of the adjournment proposal at the special meeting, then the special meeting would be adjourned until May 16, 2006 at 4:00 p.m.

        At 10:00 a.m. on May 9, 2006, the special meeting of shareholders was convened. The chairman of the special meeting announced that a quorum was present for the purpose of conducting business at the meeting. After the proposals to be considered were announced, the ballots were distributed and the results were tabulated. The chairman declared that the merger proposal had not received the requisite vote of our shareholders, but that the adjournment proposal had been duly and validly approved by our shareholders. The meeting was adjourned until May 16, 2006 at 4:00 p.m. to allow for the solicitation of additional proxies and to provide shareholders additional time to consider and vote on the proposal to approve and adopt the merger agreement and the merger.

        On Thursday, May 11, 2006, a representative of Armor Holdings contacted a representative of our company and stated that Armor Holdings was considering a unilateral increase in the cash price per share originally offered and agreed to in the original merger agreement. He asked our company to begin considering the effect of any such increase on our shareholder voting process and to stand-by to hear further on this matter during the weekend of May 13 and 14. After the Oshkosh Lawsuit was filed on Friday, May 12, 2006, the Armor Holdings representative contacted our representative to confirm that Armor Holdings still planned to consider offering a higher price in the next few days.

        On the afternoon of May 14, 2006, Armor Holdings' financial advisor contacted one of our representatives and advised that Armor Holdings proposed to increase the per share cash merger consideration from $35.00 to $36.50; provided, however, that if the merger proposal is not approved by the required vote of our shareholders entitled to vote at the special meeting to be reconvened on May 25, 2006, then the price per share would revert to $35.00. Armor Holdings proposed no other amendments to the original merger agreement.

        Later on the afternoon of May 14, 2006, our Board of Directors met with our legal, financial and other advisors to review the terms of the proposed amendment to the merger agreement and the merger.

        At such meeting representatives of Merrill Lynch made a presentation to our Board of Directors regarding an analysis of the financial terms of the proposed amendment to the merger agreement, which analysis is summarized below under the caption "Special Factors—Opinion of Our Board's Financial Advisor." Merrill Lynch then delivered to our Board of Directors its opinion, dated May 14, 2006, to the effect that, as of that date and based upon the assumptions made, matters considered and limits of review set forth in its opinion, the consideration of $35.00 in cash per share to be received by holders of our common stock pursuant to the merger was fair from a financial point of view to such holders. Our legal counsel reviewed various legal matters with our Board of Directors.

        Our Board of Directors then considered the proposed merger and the transactions contemplated thereby. Following a discussion of the Merrill Lynch presentation and the proposed amendment, our Board of Directors:

  •
  determined that the amended merger agreement and the merger are advisable, fair to and in the best interest of our shareholders;

  •
  approved and adopted the amended merger agreement and the merger; and

  •
  unanimously recommended that our shareholders approve and adopt the amended merger agreement and the merger.

        Our Board of Directors then considered whether the special meeting that had been adjourned until May 16, 2006 should be adjourned as a result of the proposed amendment to the merger agreement. Our Board of Directors determined that, subject to the execution of the amendment to the merger agreement, the special meeting to be reconvened on May 16, 2006 should be adjourned until May 25, 2006 and then reconvened to allow our shareholders entitled to vote at the special meeting additional time to consider the amendment to the merger agreement, certain recent developments and other information in this proxy supplement and in the definitive proxy statement.

        On the evening of May 14, 2006, we, Armor Holdings and Acquisition Corp. executed the amendment to the merger agreement. We and Armor Holdings issued press releases announcing the amendment to the merger agreement before the markets opened on May 15, 2006.

Recommendation of the Board of Directors

        At its meeting on the evening of May 14, 2006, our Board of Directors unanimously determined that the terms of the amended merger agreement and the proposed merger are advisable, fair to, and in the best interests of, our shareholders and unanimously approved and adopted the amended merger agreement and the merger. Our Board of Directors unanimously recommends that you vote FOR the approval and adoption of the merger agreement and the merger.

Opinion of Our Board's Financial Advisor

        Stewart & Stevenson's Board of Directors engaged Merrill Lynch to assist it in connection with its evaluation of the proposed merger and to render an opinion as to whether the consideration to be received by the holders of Stewart & Stevenson common stock pursuant to the merger was fair from a financial point of view to such holders.

        On February 26, 2006, Merrill Lynch delivered its opinion to Stewart & Stevenson's Board of Directors to the effect that, as of that date and based upon the assumptions made, matters considered and limits of review set forth in its written opinion, the consideration of $35.00 in cash per share of common stock pursuant to the merger was fair from a financial point of view to the holders of Stewart & Stevenson common stock. In connection with Stewart & Stevenson's Board of Directors' consideration of the amendment to the merger agreement, on May 14, 2006, Merrill Lynch delivered its opinion to Stewart & Stevenson's Board of Directors to the effect that, as of that date and based upon the assumptions made, matters considered and limits of review set forth in its written opinion, the consideration of $35.00 in cash per share of common stock pursuant to the merger was fair from a financial point of view to the holders of Stewart & Stevenson common stock. The amendment to the merger agreement provides that the amount to be received per share of common stock pursuant to the merger may be $36.50 in cash per share of common stock under the circumstances provided therein. A copy of Merrill Lynch's written opinion dated May 14, 2006 is attached to this document as Appendix B.

        Merrill Lynch's written opinion dated May 14, 2006 sets forth the assumptions made, matters considered and limits on the scope of review undertaken by Merrill Lynch. Each holder of Stewart & Stevenson common stock is encouraged to read Merrill Lynch's opinion in its entirety. Merrill Lynch's opinion was intended for the use and benefit of Stewart & Stevenson's Board of Directors, does not address the merits of the underlying decision by Stewart & Stevenson to engage in the merger and does not constitute a recommendation to any shareholder as to how that shareholder should vote on the merger or any related matter. Merrill Lynch was not asked to address nor does its opinion address the fairness to, or any other consideration of, the holders of any class of Stewart & Stevenson securities, creditors or other constituencies, other than the holders of Stewart & Stevenson common stock. This summary of Merrill Lynch's opinion is qualified by reference to the full text of the opinion.

        In arriving at its opinion, Merrill Lynch, among other things:

  •
  reviewed certain publicly available business and financial information relating to Stewart & Stevenson that it deemed to be relevant;

  •
  reviewed certain information, including financial forecasts, relating to Stewart & Stevenson's business, earnings, cash flow, assets, liabilities and prospects, furnished to it by Stewart & Stevenson;

  •
  conducted discussions with members of Stewart & Stevenson's senior management concerning the matters described in the two bullet points above;

  •
  reviewed the market prices and valuation multiples for Stewart & Stevenson common stock and compared them with those of certain publicly traded companies that it deemed to be relevant;

  •
  reviewed Stewart & Stevenson's results of operations and compared them with those of certain publicly traded companies that it deemed to be relevant;

  •
  compared the proposed financial terms of the merger with the financial terms of certain other transactions that it deemed to be relevant;

  •
  participated in certain discussions and negotiations among representatives of Stewart & Stevenson and representatives of Armor Holdings and their respective financial and legal advisors;

  •
  reviewed the merger agreement and a draft dated May 14, 2006 of the amendment to the merger agreement; and

  •
  reviewed such other financial studies and analyses and took into account such other matters as it deemed necessary, including its assessment of general economic, market and monetary conditions.

        In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available, and did not assume any responsibility for independently verifying such information or undertake an independent evaluation or appraisal of any of Stewart & Stevenson's assets or liabilities and was not furnished with any such evaluation or appraisal, nor did Merrill Lynch evaluate Stewart & Stevenson's solvency or fair value under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, Merrill Lynch has not assumed any obligation to conduct any physical inspection of Stewart & Stevenson's properties or facilities. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by Stewart & Stevenson, Merrill Lynch assumed that it was reasonably prepared and reflected the best currently available estimates and judgment of Stewart & Stevenson's management as to the expected future financial performance of Stewart & Stevenson. Merrill Lynch also assumed that the final form of the amendment to the merger agreement would be substantially similar to the last draft reviewed by it.

        Merrill Lynch's opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch as of, the date of its opinion.

        The following is a summary of the material financial and comparative analyses performed by Merrill Lynch that were presented to Stewart & Stevenson's Board of Directors in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Merrill Lynch's analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Merrill Lynch's analyses.

Comparable Acquisition Analysis

        Using publicly available information and financial forecasts provided by Stewart & Stevenson's management, Merrill Lynch compared certain financial and operating information and ratios implied by the merger with comparable financial and operating information based on five transactions in the defense equipment manufacturing industry. The transactions considered and the month and year each transaction was announced were as follows:

Transaction	Date Announced
The Carlyle Group/United Defense, L.P.	August 1997
General Dynamics Corp./Defense Business of General Motors Corporation	December 2002
BAE Systems PLC/Alvis PLC	June 2004
BAE Systems PLC/United Defense Industries, Inc.	March 2005
DRS Technologies, Inc./Engineered Support Systems, Inc.	September 2005

        Using publicly available information for each of these transactions, Merrill Lynch reviewed:

  •
  enterprise value as a multiple of the latest-twelve-month earnings before interest, taxes, depreciation and amortization immediately preceding announcement of the transaction, which is referred to below as "Enterprise Value/LTM EBITDA"; and

  •
  enterprise value as a multiple of the estimated earnings before interest, taxes, depreciation and amortization for the twelve-month period following the announcement of the transaction, which is referred to below as "Enterprise Value/Forward EBITDA."

        The analysis indicated the following:

Benchmark	Maximum	Mean	Minimum
Enterprise Value/LTM EBITDA	16.7x	11.8x	8.5x
Enterprise Value/Forward EBITDA	15.5x	10.4x	8.0x

        Using a reference range of 9.5x to 12.5x Stewart & Stevenson's latest-twelve-months EBITDA for the period ended January 31, 2006, this analysis indicated a range of implied values per share of Stewart & Stevenson common stock of approximately $21.75 to $25.25, and using a reference range of 8.5x to 10.5x Stewart & Stevenson's 2006 estimated EBITDA, this analysis indicated a range of implied values per share of Stewart & Stevenson common stock of approximately $24.00 to $27.50 (in each case based upon approximately 30.7 million fully diluted shares of Stewart & Stevenson common stock outstanding, and $304.3 million of net cash), compared to the consideration pursuant to the merger of $35.00 in cash per share of Stewart & Stevenson common stock (which consideration may be $36.50 in cash per share as provided in the amendment to the merger agreement).

Comparable Trading Analysis

        Using publicly available information and financial forecasts provided by Stewart & Stevenson's management, Merrill Lynch compared certain financial and operating information and ratios for Stewart & Stevenson with corresponding financial and operating information for the following six defense equipment companies selected by Merrill Lynch:

  •
  Alliant Techsystems Inc.

  •
  Armor Holdings, Inc.

  •
  General Dynamics Corporation

  •
  L-3 Communications Holdings, Inc.

  •
  Lockheed Martin Corporation

  •
  Oshkosh Truck Corporation

        Using publicly available information for each of these companies, Merrill Lynch reviewed:

  •
  enterprise value as a multiple of the latest-twelve-month earnings before interest, taxes, depreciation and amortization, which is referred to below as "Enterprise Value/LTM EBITDA"; and

  •
  enterprise value as a multiple of the estimated earnings before interest, taxes, depreciation and amortization for fiscal year 2006, which is referred to below as "Enterprise Value/2006E EBITDA."

        The analysis indicated the following:

Benchmark	Maximum	Mean	Minimum
Enterprise Value/LTM EBITDA	11.5x	9.9x	7.9x
Enterprise Value/2006E EBITDA	10.3x	9.0x	7.2x

        Using a reference range of 9.0x to 11.0x Stewart & Stevenson's latest twelve-months EBITDA for the period ended January 31, 2006, this analysis indicated a range of implied values per share of Stewart & Stevenson common stock of approximately $21.00 to $23.50, and using a reference range of 8.0x to 10.0x Stewart & Stevenson's 2006 estimated EBITDA, this analysis indicated a range of implied values per share of Stewart & Stevenson common stock of approximately $23.25 to $26.75 (in each case based upon approximately 30.7 million fully diluted shares of Stewart & Stevenson common stock outstanding, and $304.3 million of net cash), compared to the consideration pursuant to the merger of $35.00 in cash per share of Stewart & Stevenson common stock (which consideration may be $36.50 in cash per share as provided in the amendment to the merger agreement).

Discounted Cash Flow Analysis

        Using financial forecasts provided by Stewart & Stevenson management, Merrill Lynch performed a discounted cash flow analysis for Stewart & Stevenson for fiscal years 2006 through 2010, inclusive, using discount rates ranging from 10.0% to 12.0% and perpetual growth rates of free cash flow after fiscal year 2010 ranging from 0.5% to 2.0%. This analysis indicated a range of implied values per share of Stewart & Stevenson common stock of approximately $27.25 to $33.75, compared to the consideration pursuant to the merger of $35.00 per share of Stewart & Stevenson common stock (which consideration may be $36.50 in cash per share as provided in the amendment to the merger agreement). These ranges of implied values per share of Stewart & Stevenson common stock were based in each case on approximately 30.7 million fully diluted shares of Stewart & Stevenson common stock outstanding, and $304.3 million of net cash.

        The summary set forth above summarizes the material analyses performed by Merrill Lynch but does not purport to be a complete description of the analyses performed by Merrill Lynch in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial or summary description. Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by Merrill Lynch, without considering all analyses and factors, could create an incomplete view of the processes underlying the Merrill Lynch opinion. Merrill Lynch did not assign relative weights to any of its analyses in preparing its opinion. The matters considered by Merrill Lynch in its analyses were based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Stewart & Stevenson's and Merrill Lynch's control, and involve the application of complex methodologies and educated judgments. In addition, no company utilized as a comparison in the analyses described above is identical to Stewart & Stevenson, and none of the transactions utilized as a comparison is identical to the merger.

        Stewart & Stevenson's Board of Directors selected Merrill Lynch to deliver its opinion because of Merrill Lynch's reputation as an internationally recognized investment banking firm with substantial experience in transactions similar to the merger and because Merrill Lynch is familiar with Stewart & Stevenson and its business. As part of Merrill Lynch's investment banking business, Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

        Merrill Lynch acted as Stewart & Stevenson's financial advisor in connection with the merger and will receive customary fees for its services, a significant portion of which is payable upon the consummation of the merger. In addition, Stewart & Stevenson has agreed to indemnify Merrill Lynch for certain liabilities arising out of its engagement. Merrill Lynch has, in the past, provided financial advisory and financing services to Stewart & Stevenson, including financial advisory services to Stewart & Stevenson in connection with the sale of Stewart & Stevenson's Power Products Division, and financial advisory and financing services to Armor Holdings, and may continue to do so and has received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of business, Merrill Lynch may actively trade Stewart & Stevenson common stock, as well as securities of Armor Holdings, for its own account and for the accounts of its customers and, accordingly, Merrill Lynch may at any time hold a long or short position in such securities.

Interests of Specific Persons in the Merger

        The information below reflects the effects of the amendment to the merger agreement and updates certain information presented in "Special Factors—Interests of Certain Persons in the Merger" beginning on page 24 of the definitive proxy statement:

Directors and Executive Officers	Severance Payments(1)		Number of Shares Of Our Common Stock Owned	Amount of Cash to be Received for Our Common Stock in the Merger	Number of Shares of Our Common Stock Subject to Options	Payment Upon Completion Of the Merger and Execution of an Option Cancellation Agreement(2)
Max L. Lukens	$3,232,000	(3)	31,266	$1,141,209	581,000	$11,870,450
Carl B. King	$1,374,000	(4)	—	—	213,500	$4,681,000
Dennis M. Dellinger	$1,239,000	(4)	1,980	$72,270	180,000	$3,791,600
L. Scott Biar	$711,000	(4)	—	—	27,500	$540,400
Stephen A. Hines	$697,000	(4)	2,675	$97,638	66,800	$1,398,335
Howard Wolf	—		21,776	$794,824	54,000	$1,019,463
Monroe M. Luther	—		9,755	$356,058	26,000	$450,963
Charles R. Ofner	—		4,755	$173,558	26,000	$450,963
Charles S. Ream	—		1,285	$46,903	10,000	$173,650
Robert S. Sullivan	—		4,787	$174,726	29,000	$486,650
James M. Tidwell	—		2,565	$93,623	10,000	$169,350

Total	$7,253,000		80,844	$2,950,809	1,223,800	$25,032,824

(1)
The amount payable under each severance agreement is subject to variables and can vary depending upon the circumstances then in existence at the time such amounts become payable. Therefore, in order to quantify the amount payable under each severance agreement, several assumptions must be made, including assuming that the merger is consummated on May 25, 2006 and that a qualifying termination occurs on that date. Excludes cash out of options, payment for shares owned, health and welfare benefits and any excise tax gross-up payments or any other tax-gross up payments that may be payable to executives pursuant to the severance agreements.

(2)
Determined by multiplying (1) the excess, if any, of $36.50 over the per share exercise price of the option and (2) the number of shares of our common stock subject to the option.

(3)
Consists of the sum of (i) specified severance payment and bonus pursuant to Severance Agreement dated December 23, 2005 and (ii) the cash payment of benefits accrued under our supplemental retirement plan.

(4)
Consists of the sum of (i) two times the executive's base salary, (ii) two times the average cash value of annual bonus earned by the executive in respect of fiscal year ended January 31, 2004, 2005 and 2006, (iii) a pro rata portion of incentive compensation earned during fiscal year ending January 31, 2007, assuming the achievement, at expected value target level, of performance goals and (iv) the cash payment of benefits accrued under our supplemental retirement plan.

  Directors and Officers

        It is currently expected that none of our directors will become a director or officer of Armor Holdings or Acquisition Corp. Armor Holdings and Acquisition Corp. currently have no arrangements or agreements with any of our officers following completion of the merger although it is likely that some of our officers may provide interim transition services to Armor Holdings and that various personnel, including management personnel, associated with our Tactical Vehicle Systems operations will become employees of Armor Holdings.

MARKET PRICE AND DIVIDEND INFORMATION

        For the fiscal quarter ended April 29, 2006, the trading price for our common stock ranged from a low of $24.40 to a high of $37.03. Through May 12, 2006 of the fiscal quarter ending July 29, 2006, the trading price for our common stock ranged from a low of $35.03 to a high of $35.81. On May 12, 2006, the last trading day before the announcement of the execution of the amendment to the merger agreement, the closing price of our common stock was $35.56 per share. You should obtain current market price quotations for shares of our common stock in connection with voting your shares.

        On April 7, 2006, we declared a quarterly cash dividend of $0.085 a share payable to shareholders of record on April 24, 2006. The quarterly dividend was paid on May 8, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following provides updated information on beneficial owners of more than 5% of our outstanding shares. On April 10, 2006, Citadel Limited Partnership ("Limited"), Citadel Investment Group, L.L.C. ("Investment"), Kenneth Griffin ("Griffin"), Citadel Wellington LLC ("Wellington"), Citadel Kensington Global Strategies Fund Ltd. ("Kensington"), Citadel Equity Fund Ltd. ("Equity") and Citadel Derivatives Group LLC ("Derivatives," and together with Limited, Investment, Griffin, Wellington, Kensington and Equity, the "Citadel Entities")) jointly filed a Schedule 13G with the SEC. According to the report, the Citadel Entities may be deemed to beneficially own 2,286,253 shares of our common stock, which represents approximately 7.8% of the shares of our common stock outstanding as of April 5, 2006. The Citadel Entities share voting and dispositive power with respect to 2,286,253 shares and none of the Citadel Entities has sole voting or dispositive power with respect to any shares.

        On May 8, 2006, Ramius Capital Group, L.L.C. and certain other reporting persons jointly filed Amendment No. 1 to Schedule 13D/A with the SEC, which disclosed that as of May 5, 2006, Ramius Capital Group, L.L.C. and the other reporting persons ceased to be the collective beneficial owners of more than 5% of the outstanding shares of our common stock as disclosed in the definitive proxy statement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy supplement and the SEC filings that are incorporated by reference into this proxy supplement contain forward-looking statements, including statements that include the words "believes," "expects," "anticipates," "estimates," "intends," "plans," "projects" or similar expressions and statements regarding our prospects. All statements other than statements of historical fact include in this proxy supplement and the SEC filings that are incorporated by reference into this proxy supplement are forward-looking statements. These statements are not guarantees of future performance and involve a number of risks, uncertainties, and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Many factors, including those discussed more fully elsewhere herein, in our most recent annual report on Form 10-K, and in our quarterly reports on Form 10-Q, as well as others, could cause results to differ materially from those stated.

        Specific important factors that could cause actual results, performance, or achievements to differ materially from such forward-looking statements include risks of dependence on government and failure to obtain new government contracts, inherent risks of government contracts, risks of supply interruptions, risks associated with Distributed Energy Solutions segment, risks of fixed-price contracts, risks as to rising steel prices, risks as to cost controls, risks of dependence on third party for support services, risk of decline in defense spending, risks of general economic conditions, risk of competition, risks relating to technology, risks relating to personnel, risks of claims and litigation, risks of product defects, risks as to foreign sales and global trade matters, risks as to acquisitions and restructuring activities, risks as to currency fluctuations and risks as to environmental and safety matters, all as more specifically outlined in our most recent annual report on Form 10-K. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. In addition, you may read and copy any reports, statements or other information that we file with the SEC at the SEC's public reference room at the following location:

  Public Reference Room
  100F Street, Room 2521
  Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room.

        Statements contained in this proxy supplement regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

        You should rely only on the information contained in or incorporated by reference in this proxy supplement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy supplement. This proxy supplement is dated May 15, 2006. You should not assume that the information contained in this proxy supplement is accurate as of any date other than that date, and the mailing of the proxy supplement to shareholders does not create any implication to the contrary.

        The SEC allows us to "incorporate by reference" information into this proxy supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. This proxy supplement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy supplement. This proxy supplement incorporates by reference all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy supplement, unless we expressly indicate otherwise.

        If you are a shareholder, you can obtain any of the documents incorporated by reference through the SEC as indicated above. Documents incorporated by reference are also available from us without charge. You may obtain documents incorporated by reference into this proxy supplement by requesting them in writing or by telephone from:

  Stewart & Stevenson Services, Inc.
  2707 North Loop West
  Houston, Texas 77008
  Attention: Secretary
  (713) 868-7700

ADDITIONAL INFORMATION

        To vote your shares, please complete, date, sign and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope. If you would like additional copies of this proxy supplement, without charge, or if you have questions about the merger, including the procedures for voting your shares, you should contact:

  MacKenzie Partners, Inc.
  105 Madison Avenue
  14th Floor
  New York, NY 10016
  Call Toll-Free (800) 322-2885 or
  Call Collect (212) 929-5500
  E-mail: proxy@mackenziepartners.com

        You may also wish to consult your own legal, tax and/or financial advisors with respect to any aspect of the merger, the merger agreement or other matters discussed in this proxy supplement. If you would like to request additional information from us, please notify us as soon as possible in order to receive the information before the special meeting is reconvened.

APPENDIX A

AMENDMENT TO AGREEMENT AND
PLAN OF MERGER

        Amendment, dated as of May 14, 2006 (this "Amendment"), to Agreement and Plan of Merger, dated as of February 27, 2006 (the "Agreement"), by and among Armor Holdings, Inc., a Delaware corporation ("Parent"), Santana Acquisition Corp., a Texas corporation ("Merger Sub"), and Stewart & Stevenson Services, Inc., a Texas corporation (the "Company"). Capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Agreement.

        WHEREAS, the parties hereto are parties to the Agreement;

        WHEREAS, the parties hereto desire to amend the Agreement in accordance with the terms hereof.

        NOW, THEEFORE, in consideration of the premises, and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

  1.
  The first sentence of Section 3.01(a) of the Agreement is hereby amended to read as follows:

    "Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than Exception Shares (which shares shall be cancelled and shall cease to exist with no payment being made with respect thereto) and Dissenting Shares (which shares shall be treated in accordance with Section 3.04) shall be converted into and constitute the right to receive cash in an amount equal to $36.50, without interest (the "Per Share Consideration"); provided, however, that if the proposal relating to the Merger is not approved by the Company's shareholders entitled to vote thereon at the Shareholders' Meeting to be reconvened on May 25, 2006 by the requisite vote required under applicable law, then the Per Share Consideration shall revert to $35.00 automatically and without any further action being required by any of the parties hereto."

  2.
  The provisions of Article IX of the Agreement are incorporated by reference herein as though fully set forth herein.

  3.
  Except as hereby amended, the Agreement is ratified, confirmed and approved in all respects.

A-1

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the day and year first written above.

PARENT: ARMOR HOLDINGS, INC.
By:	/s/ ROBERT SCHILLER Name: Robert Schiller Title: President & COO
MERGER SUB: SANTANA ACQUISITION CORP.
By:	/s/ ROBERT SCHILLER Name: Robert Schiller Title: Chairman of the Board
COMPANY: STEWART & STEVENSON SERVICES, INC.
By:	/s/ L. SCOTT BIAR Name: L. Scott Biar Title: Chief Financial Officer, Treasurer & Controller

A-2

APPENDIX B

May 14, 2006

Board of Directors
Stewart & Stevenson Services, Inc.
2707 North Loop West
Houston, TX 77008

Members of the Board of Directors:

        Stewart & Stevenson Services, Inc. (the "Company"), Armor Holdings, Inc. ("Parent") and Santana Acquisition Corp., a wholly owned subsidiary of Parent ("MergerSub"), propose to enter into an Amendment (the "Amendment") to that certain Agreement and Plan of Merger, dated as of February 27, 2006, among the Company, Parent and MergerSub (the "Agreement"), pursuant to which MergerSub would be merged with the Company in a merger (the "Merger") in which each outstanding share of the Company's common stock, without par value, (the "Company Shares"), other than Company Shares held in treasury or held by Parent or any affiliate of Parent or as to which dissenter's rights have been perfected, would be converted into the right to receive $35.00 per share in cash (the "Consideration"). The Amendment provides that the amount to be received per Company Share pursuant to the Merger may be $36.50 in cash under the circumstances provided therein.

        You have asked us whether, in our opinion, the Consideration to be received by the holders of the Company Shares pursuant to the Merger is fair from a financial point of view to such holders.

        In arriving at the opinion set forth below, we have, among other things:

  (1)
  Reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

  (2)
  Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company;

  (3)
  Conducted discussions with members of senior management of the Company concerning the matters described in clauses 1 and 2 above;

  (4)
  Reviewed the market prices and valuation multiples for the Company Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

  (5)
  Reviewed the results of operations of the Company and compared them with those of certain publicly traded companies that we deemed to be relevant;

  (6)
  Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

  (7)
  Participated in certain discussions and negotiations among representatives of the Company and Parent and their financial and legal advisors;

  (8)
  Reviewed the Agreement and a draft dated May 14, 2006 of the Amendment; and

B-1

  (9)
  Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

        In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. With respect to the financial forecast information furnished to or discussed with us by the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company. We have also assumed that the final form of the Amendment will be substantially similar to the last draft reviewed by us.

        Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof.

        We are acting as financial advisor to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to the Company, including financial advisory services to the Company in connection with the sale of its Power Products Division, and financial advisory and financing services to Parent and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the Company Shares and other securities of the Company, as well as securities of Parent for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

        This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the holders of the Company Shares.

        On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of the Company Shares pursuant to the Merger is fair from a financial point of view to the holders of such shares.

Very truly yours,
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

B-2

Front Side of Proxy

STEWART & STEVENSON SERVICES, INC.
SPECIAL MEETING
TUESDAY, MAY 9, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints CARL B. KING and RITA M. SCHAULAT, or either of them, each with power to appoint his or her substitute, as proxies of the undersigned and authorizes them to represent and vote, as designated below, all the shares of Common Stock of Stewart & Stevenson Services, Inc. that the undersigned would be entitled to vote if personally present, and to act for the undersigned at the special meeting to be held at 10:00 a.m. on Tuesday, May 9, 2006 at the Sheraton Houston Brookhollow Hotel, 3000 North Loop West, Houston, Texas 77092, or any adjournment or postponement thereof.

This proxy revokes all prior proxies with respect to the special meeting. This proxy will be voted in the manner directed herein and in accordance with the accompanying Proxy Statement. Receipt of the Notice of Special Meeting and the related Proxy Statement is hereby acknowledged. If no direction is made, the undersigned grants the Proxies discretionary authority with respect to, and this proxy will be voted FOR, proposals 1 and 2 which are being proposed by the Board of Directors of Stewart & Stevenson Services, Inc. In their discretion, the Proxies are authorized to consider and vote upon such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

(TO BE SIGNED ON THE REVERSE SIDE)

Back Side of Proxy

SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE

The Board of Directors recommends you vote FOR the approval of proposals 1 and 2

1.
To approve and adopt the Agreement and Plan of Merger dated as of February 27, 2006, among Stewart & Stevenson Services, Inc., Armor Holdings, Inc. and Santana Acquisition Corp. and the merger contemplated by the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.
To approve the postponement or adjournment of the special meeting to a later date to solicit additional proxies in favor of the approval and adoption of the merger agreement and the merger if there are not sufficient votes for approval and adoption of the merger agreement and the merger at the special meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In accordance with their discretion, to consider and vote upon such other matters as may properly come before the special meeting or any adjournment or postponement of the special meeting.

The signature must be that of the shareholder himself, herself or itself. If shares are held jointly, each shareholder named should sign. If a signer is a corporation, please sign the full corporate name by duly authorized officer. If the signer is a partnership, please sign the full partnership name by authorized person. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should so indicate when signing.

Date	Share Owner sign here	Co-Owner sign here